EXHIBIT 99.1


(BW)  (INTERVEST-BANCSHARES)  (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
               REPORTS FIRST QUARTER 2005 EARNINGS OF $3.2 MILLION
               ---------------------------------------------------

         Business Editors - New York - (Business Wire - April 13, 2005)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the first quarter of 2005 increased by 19% to $3.2 million or $0.48 per diluted share, from $2.7 million or $0.41 per diluted share reported in the first quarter of 2004. The 2005 first quarter results represent the highest quarterly earnings ever reported by the Company. The $0.5 million increase in quarterly earnings was due to the continued growth in the Company's lending activities. The Company's book value per common share rose to $14.88 at March 31, 2005.

     Net interest and dividend income, the Company's primary source of revenues, increased by 30% or $1.9 million from the first quarter of 2004, primarily due to a $346.1 million increase in average loans outstanding, partially offset by a lower net interest margin. The net interest margin decreased to 2.47% in the 2005 quarter from 2.75% in the 2004 quarter primarily due to a higher cost of deposits, lower rates on new loan originations and the effect of loan prepayments during 2004. Noninterest income decreased $0.6 million from the first quarter of 2004 primarily reflecting lower income from loan prepayments. The Company's income from loan prepayments, which fluctuates and cannot be predicted, tends to increase during periods of declining interest rates and tends to decrease during periods of increasing interest rates. The combined net revenue increase of $1.3 million was partially offset by a $0.4 million increase in noninterest expenses resulting primarily from costs related to the Company's growth in assets and payroll increases, and a $0.4 million increase in income tax expense resulting from higher pretax income.

     The Company's efficiency ratio, which is a measure of its ability to control expenses as a percentage of its revenues, continues to be favorable at 26% for the first quarter of 2005. The Company's return on average assets and equity was 0.94% and 14.25%, respectively, in the 2005 quarter, compared to 1.15% and 14.32% in the 2004 quarter.

      Total consolidated assets at March 31, 2005 increased by 8% to $1.4 billion, from $1.3 billion at December 31, 2004. The increase is primarily reflected in the growth in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at March 31, 2005 increased by 8% to $1.1 billion from $1.0 billion at December 31, 2004. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. New loan originations totaled $151.4 million in the first quarter of 2005, compared to $162.7 million in the same period of 2004.

     Total consolidated security investments at March 31, 2005 amounted to $259.8 million, compared to $254.0 million at December 31, 2004. The Company continues to invest in short-term (up to 5 years) U.S. government agency debt obligations to emphasize liquidity and to target Intervest National Bank's loan-to-deposit ratio at approximately 80%. The investment portfolio at March 31, 2005 had a weighted-average remaining maturity of 1.3 years and a yield of 2.53%, compared to 1.4 years and a yield of 2.33% at December 31, 2004.

     Total consolidated cash and other short-term investments at March 31, 2005 increased to $49.4 million from $24.6 million at December 31, 2004. On April 1, 2005, approximately $14.1 million was used for the payment of principal and interest due on Intervest Mortgage Corporation's debentures that matured on April 1, 2005 and $1.1 million was used for normal quarterly interest payments due on Intervest Mortgage Corporation's remaining outstanding debentures.

      Total consolidated deposits at March 31, 2005 increased by 13% to $1.1 billion, from $993.9 million at December 31, 2004, primarily reflecting an increase in certificate of deposit accounts of $143.6 million.

     Total consolidated borrowed funds and related interest payable decreased by 12% to $178.0 million at March 31, 2005, from $202.7 at December 31, 2004.
The decrease reflected a $21.0 million reduction in short-term FHLBNY borrowings by Intervest National Bank and the payment of principal and interest totaling $4.5 million on Intervest Mortgage Corporation's debentures that matured on January 1, 2005.

     Total consolidated stockholders' equity at March 31, 2005 increased by 4% to $93.4 million, from $90.1 million at December 31, 2004. The increase was almost entirely due to net earnings of $3.2 million.

     Intervest Bancshares Corporation is a registered financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN
         Intervest Bancshares Corporation
         One Rockefeller Plaza (Suite 400)
         New York, New York 10020-2002
         212-218-2800  Fax - 212-218-2808


              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

---------------------------------------------------------------------------------------
                                                                    QUARTER ENDED
(Dollars in thousands, except per share amounts)                       MARCH 31,
                                                               ------------------------
                                                                  2005         2004
---------------------------------------------------------------------------------------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $   20,568   $   14,593
Interest expense. . . . . . . . . . . . . . . . . . . . . . .      12,283        8,215
                                                               ----------   -----------
Net interest and dividend income                                    8,285        6,378
Provision for loan losses . . . . . . . . . . . . . . . . . .       1,033        1,077
                                                               ----------   -----------
Net interest and dividend income
    after provision for loan losses . . . . . . . . . . . . .       7,252        5,301
Noninterest income. . . . . . . . . . . . . . . . . . . . . .         878        1,456
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .       2,374        1,918
                                                               ----------   -----------
Earnings before income taxes. . . . . . . . . . . . . . . . .       5,756        4,839
Provision for income taxes. . . . . . . . . . . . . . . . . .       2,508        2,104
                                                               ----------   -----------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $    3,248   $    2,735
                                                               ==========   ===========
BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $      .52   $      .45
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $      .48   $      .41

Adjusted net earnings for diluted earnings per share (1). . .  $    3,303   $    2,817
Weighted-average common shares and common
 equivalent shares outstanding for computing:
    Basic earnings per share. . . . . . . . . . . . . . . . .   6,273,843    6,042,847
    Diluted earnings per share (2). . . . . . . . . . . . . .   6,871,769    6,888,488
Common shares outstanding at end of period. . . . . . . . . .   6,273,843    6,048,075
Common stock warrants outstanding at end of period. . . . . .     696,465      696,465

Yield on interest-earning assets. . . . . . . . . . . . . . .        6.12%        6.30%
Cost of funds . . . . . . . . . . . . . . . . . . . . . . . .        3.98%        3.91%
Net interest margin . . . . . . . . . . . . . . . . . . . . .        2.47%        2.75%
Return on average assets (3). . . . . . . . . . . . . . . . .        0.94%        1.15%
Return on average equity (3). . . . . . . . . . . . . . . . .       14.25%       14.32%
Effective income tax rate . . . . . . . . . . . . . . . . . .       43.57%       43.48%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .          26%          24%
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                        AT           AT           AT           AT          AT
                                                      MAR 31,      DEC 31,      SEP 30,      JUN 30,     MAR 31,
                                                    -----------  -----------  -----------  -----------  ---------
SELECTED FINANCIAL CONDITION INFORMATION:              2005         2004         2004         2004        2004
-----------------------------------------------------------------------------------------------------------------
Total assets . . . . . . . . . . . . . . . . . . .  $1,427,439   $1,316,751   $1,269,256   $1,119,266   $993,010
Total cash and short-term investments. . . . . . .  $   49,347   $   24,599   $   47,138   $   19,879   $ 65,376
Total securities held to maturity. . . . . . . . .  $  254,754   $  248,888   $  255,340   $  196,132   $142,116
Total FRB and FHLB stock . . . . . . . . . . . . .  $    5,092   $    5,092   $    4,642   $    4,642   $  3,255
Total loans, net of unearned fees. . . . . . . . .  $1,095,161   $1,015,396   $  939,001   $  877,296   $763,108
Total deposits . . . . . . . . . . . . . . . . . .  $1,123,657   $  993,872   $  976,392   $  852,852   $737,150
Total borrowed funds and accrued interest payable.  $  177,995   $  202,682   $  180,368   $  155,640   $155,034
Total stockholders' equity . . . . . . . . . . . .  $   93,376   $   90,094   $   84,410   $   81,259   $ 78,751
Total allowance for loan losses. . . . . . . . . .  $   12,139   $   11,106   $   10,008   $    8,941   $  7,657
Total nonperforming loans. . . . . . . . . . . . .  $    4,607   $    4,607   $    5,226            -   $  1,036
Total loan chargeoffs. . . . . . . . . . . . . . .           -            -            -            -          -
Book value per common share. . . . . . . . . . . .  $    14.88   $    14.37   $    13.96   $    13.44   $  13.02
Allowance for loan losses / nonperforming loans. .         263%         241%         192%  NA                739%
Allowance for loan losses / net loans. . . . . . .        1.11%        1.09%        1.07%        1.02%      1.00%
-----------------------------------------------------------------------------------------------------------------

(1) Represents net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if the convertible debentures were assumed to be converted for purposes of computing diluted earnings per share.

(2) Diluted EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures were assumed to be exercised/converted during the period. All outstanding warrants were considered for the EPS computations.

     Convertible debentures (principal and accrued interest) outstanding at March 31, 2005 and 2004 totaling $4,798,000 and $7,069,000, respectively, were convertible into common stock at a price of $14.00 per share in 2005 and $12.00 per share in 2004. Assumed conversion results in additional common shares (based on average balances outstanding) of approximately 343,000 in the 2005 EPS computation and 592,000 in the 2004 computation.

(3)  Returns for the quarters have been annualized.

(4) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.

                                     INTERVEST BANCSHARES CORPORATION
                                     --------------------------------
                                     CONSOLIDATED FINANCIAL HIGHLIGHTS

-------------------------------------------------------------------------------------------------------------
                                                                  At or For The Period Ended
                                              ---------------------------------------------------------------
                                                Quarter       Year         Year         Year         Year
                                                 Ended        Ended        Ended        Ended        Ended
($in thousands, except per share amounts)       Mar 31,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
                                                 2005         2004         2003         2002         2001
-------------------------------------------------------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets . . . . . . . . . . . . . . . .  $1,427,439   $1,316,751   $  911,523   $  686,443   $  513,086
Asset growth rate. . . . . . . . . . . . . .           8%          44%          33%          34%          23%
Total loans, net . . . . . . . . . . . . . .  $1,095,161   $1,015,396   $  671,125   $  489,912   $  368,526
Loan growth rate . . . . . . . . . . . . . .           8%          51%          37%          33%          38%
Total deposits . . . . . . . . . . . . . . .  $1,123,657   $  993,872   $  675,513   $  505,958   $  362,437
Deposit growth rate. . . . . . . . . . . . .          13%          47%          34%          40%          21%
Loans/deposits (Intervest National Bank) . .          85%          86%          79%          76%          79%
Borrowed funds and accrued interest payable.  $  177,995   $  202,682   $  140,383   $  114,032   $  100,374
Stockholders' equity . . . . . . . . . . . .  $   93,376   $   90,094   $   75,385   $   53,126   $   40,395
Common shares outstanding (1). . . . . . . .   6,273,843    6,271,433    5,988,377    4,703,087    3,899,629
Common book value per share. . . . . . . . .  $    14.88   $    14.37   $    12.59   $    11.30   $    10.36
Market price per common share. . . . . . . .  $    18.00   $    19.74   $    14.65   $    10.80   $     7.40
-------------------------------------------------------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans. . . . . . . . . . . . .  $    4,607   $    4,607   $    8,474            -   $    1,243
Allowance for loan losses. . . . . . . . . .  $   12,139   $   11,106   $    6,580   $    4,611   $    3,380
Loan recoveries (2). . . . . . . . . . . . .           -            -            -   $      107            -
Loan chargeoffs (3). . . . . . . . . . . . .           -            -            -   $      150            -
Foreclosed real estate . . . . . . . . . . .           -            -            -   $    1,081            -
Allowance for loan losses / net loans. . . .        1.11%        1.09%        0.98%        0.94%        0.92%
-------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income . . . . . . . .  $   20,568   $   66,549   $   50,464   $   43,479   $   35,462
Interest expense . . . . . . . . . . . . . .      12,283       38,683       28,564       26,325       24,714
                                              ---------------------------------------------------------------
Net interest and dividend income . . . . . .       8,285       27,866       21,900       17,154       10,748
Provision for loan losses. . . . . . . . . .       1,033        4,526        1,969        1,274          612
Noninterest income . . . . . . . . . . . . .         878        5,140        3,321        2,218        1,655
Noninterest expenses . . . . . . . . . . . .       2,374        8,251        7,259        6,479        5,303
                                              ---------------------------------------------------------------
Earnings before income taxes . . . . . . . .       5,756       20,229       15,993       11,619        6,488
Provision for income taxes . . . . . . . . .       2,508        8,776        6,873        4,713        2,710
                                              ---------------------------------------------------------------
Net earnings . . . . . . . . . . . . . . . .  $    3,248   $   11,453   $    9,120   $    6,906   $    3,778
                                              ---------------------------------------------------------------
Basic earnings per share . . . . . . . . . .  $     0.52   $     1.89   $     1.85   $     1.71   $      .97
Diluted earnings per share . . . . . . . . .  $     0.48   $     1.71   $     1.53   $     1.37   $      .97
Adjusted net earnings used to calculate
       diluted earnings per share. . . . . .  $    3,303   $   11,707   $    9,572   $    7,342   $    3,778
Average common shares used to calculate:
     Basic earnings per share. . . . . . . .   6,273,843    6,068,755    4,938,995    4,043,619    3,899,629
     Diluted earnings per share. . . . . . .   6,871,769    6,826,176    6,257,720    5,348,121    3,899,629
Net interest margin. . . . . . . . . . . . .        2.47%        2.52%        2.90%        2.88%        2.47%
Return on average assets . . . . . . . . . .        0.94%        1.02%        1.19%        1.13%        0.85%
Return on average equity . . . . . . . . . .       14.25%       14.14%       15.34%       15.56%        9.94%
Effective income tax rate. . . . . . . . . .       43.57%       43.38%       42.98%       40.56%       41.77%
Efficiency ratio (4) . . . . . . . . . . . .          26%          25%          29%          33%          43%
Full-service banking offices . . . . . . . .           6            6            6            6            6
-------------------------------------------------------------------------------------------------------------

(1) The increase in shares in 2005 from 2004 was due to 2,410 from the exercise of Class A common stock warrants. The increase in 2004 from 2003 was due to 42,510 from the exercise of Class A common stock warrants and 240,546 from the conversion of debentures. The increase in 2003 from 2002 was due to the following: 945,717 from the exercise of Class A common stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation. The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants.

(2) The amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off prior to 1997.

(3) The amount for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to foreclosed real estate.

(4) Noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and dividend income plus noninterest income.


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